UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020

Pactiv Evergreen Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39528	98-1538656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court, Lake Forest, Illinois, 60045

(Address of principal executive offices) (Zip Code)

(847) 482-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement; Creation of a Direct Financial Obligation

Indenture and Notes

On October 1, 2020, Pactiv Evergreen Inc. (the “Company”) completed the previously announced offering of $1.0 billion aggregate principal amount of 4.000% senior secured notes due 2027 (the “Notes”).

The Notes were offered by Reynolds Group Issuer Inc. and Reynolds Group Issuer LLC, each an indirect wholly owned subsidiary of the Company (collectively, the “Issuers”), in the United States and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to certain non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Notes were issued pursuant to an Indenture dated as of October 1, 2020 (the “Indenture”) among the Issuers, the guarantors party thereto from time to time, Wilmington Trust, National Association, as trustee, paying agent and registrar, and The Bank of New York Mellon, a New York banking corporation, as collateral agent.

The Notes are guaranteed on a senior basis by the Company and its subsidiaries that are or will become borrowers under, or that guarantee or will guarantee, the Company’s Senior Secured Credit Facilities (as defined in the Indenture). The Notes and related guarantees will be secured on a first lien priority basis by certain existing and future assets of the Issuers and the guarantors, subject to certain exceptions.

Maturity and Interest

The Notes will mature on October 15, 2027. The Notes will bear interest at a rate of 4.000% per annum, payable semi-annually in arrears to holders of record at the close of business on April 1 or October 1 immediately preceding the applicable interest payment date on April 15 and October 15 of each year, commencing April 15, 2021. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

On or after October 15, 2023, the Issuers may redeem the Notes at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the year indicated below:

Period	Redemption Price
2023	102.000%
2024	101.000%
2025 and thereafter	100.000%

At any time prior to October 15, 2023, the Issuers may redeem the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Optional Redemption After Certain Equity Offerings

At any time prior to October 15, 2023, the Issuers may redeem the Notes with the net cash proceeds received by the Company from any equity offering at a redemption price equal to 104.000% plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under the Indenture, provided that: (1) the redemption takes place not later than 180 days after the closing of the related equity offering, and (2) not less than 50% of the aggregate principal amount of the then-outstanding Notes issued under the Indenture remains outstanding immediately thereafter, unless all such Notes are redeemed substantially concurrently.

Change of Control

Upon a change of control, as defined in the Indenture, the Issuers will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of repurchase.

Ranking of the Notes

The Notes will be senior secured obligations of each Issuer and will:

•	be effectively senior to all existing and future unsecured indebtedness of such Issuer to the extent of the value of the Collateral (as defined in the Indenture) securing the Notes;

•	rank pari passu in right of payment with all existing and future senior indebtedness of such Issuer, including indebtedness under, or in respect of its guarantees of, the Senior Secured Credit Facilities and the 5.125% senior secured notes due 2023 (the “2023 Notes”);

•	be effectively subordinated to all indebtedness and other liabilities of such Issuer secured by property that does not also secure the Notes to the extent of the value of all such property;

•	be senior in right of payment to all existing and future subordinated indebtedness of such Issuer; and

•	be effectively subordinated to all claims of creditors, including trade creditors, and claims of preferred stockholders (if any) of each of the subsidiaries of the Company that is not a guarantor of the Notes.

The note guarantees relating to the Notes will be senior obligations of each guarantor and will:

•	be effectively senior to all existing and future unsecured indebtedness of such guarantor to the extent of the value of the Collateral securing such guarantor’s guarantee of the Notes;

•	rank pari passu in right of payment with all existing and future senior indebtedness of such guarantor, including indebtedness under, or in respect of its guarantee of, the Senior Secured Credit Facilities and the 2023 Notes; and

•	be effectively subordinated to all indebtedness and other liabilities secured by property of such guarantor that does not also secure such guarantor’s guarantee of the Notes to the extent of the value of all such property.

Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain kinds of stock;

•	pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments;

•	make investments;

•	engage in certain transactions with affiliates;

•	grant or assume certain liens; and

•	consolidate, merge or transfer all or substantially all of their assets.

These limitations are subject to a number of important qualifications and exceptions.

Events of Default

The Indenture contains certain customary events of default, including:

•	non-payment of interest on the Notes for a continuous period of 30 days;

•	non-payment of principal or premium, if any, on the Notes;

•	breach of any agreement in the Notes or the Indenture by the Company or any guarantor (a) for more than 270 days after notice with respect to reporting obligations under the Indenture or (b) in all other cases, which is not cured within 60 days of notice;

•	cross-defaults or acceleration of certain other indebtedness of the Company, an Issuer or any Significant Subsidiary (as defined in the Indenture) in excess of the greater of $135 million and 20% of LTM EBITDA (as defined in the Indenture);

•	certain bankruptcy or insolvency events;

•	certain material judgments against the Company, an Issuer or a Significant Subsidiary;

•	invalidity of any guarantee, and with respect to the Notes, any security interest, of the Company, an Issuer or a Significant Subsidiary, subject to certain exceptions; and

•	certain security interest default events.

The foregoing description of the terms of the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, a copy of which is filed as Exhibit 1.

Refinancing Amendment

On October 1, 2020, the Company entered into a refinancing amendment in relation to certain indebtedness outstanding under its existing senior secured credit facility, under which the Company borrowed $1,250 million in senior secured refinancing term loans and established commitments for the borrowing of senior secured refinancing revolving loans in an amount of $250 million (the “Refinancing Amendment”). The net proceeds of the term loan refinancing were used to partially refinance existing term loans and the new refinancing revolving commitments replaced the existing revolving commitments in full.

The refinancing term loans will mature on February 5, 2026 (the “Tranche B-2 U.S. Term Loans”). The new revolving commitments will mature on August 5, 2024 (the revolving loans advanced thereunder, the “Revolving Loans”).

The Tranche B-2 U.S. Term Loans will bear interest at a rate per annum equal to (i) in the case of Eurocurrency borrowings, the Adjusted LIBO Rate plus 3.25% and (ii) in the case of ABR borrowings, the Alternate Base Rate plus 2.25%.

The Revolving Loans will bear interest at a rate per annum equal to (i) in the case of Eurocurrency borrowings, the Adjusted LIBO Rate plus 2.75% and (ii) in the case of ABR borrowings, the Alternate Base Rate plus 1.75%.

The foregoing description of the terms of the Refinancing Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Refinancing Amendment, a copy of which is filed as Exhibit 2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

2024 and 2023 Notes Redemptions

On September 8, 2020, the Company issued conditional notices of redemption for all of its outstanding 7.000% senior notes due 2024 (the “2024 Notes”) and $1,225 million of its 2023 Notes. The conditions to these redemptions have been either satisfied or waived, and therefore such redemptions and redemption payment will occur on October 8, 2020.

In addition, on September 18, 2020, the Company issued an additional conditional notice of redemption for $245 million aggregate principal amount of the 2023 Notes.  The condition to this redemption has been satisfied, and therefore such redemption will occur on October 18, 2020, with payment for such redemption to occur on October 19, 2020.

This Form 8-K shall not be considered to be a notice of redemption pursuant to the indenture governing the 2024 Notes or the 2023 Notes.

Forward-Looking Statements:

This report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the goals, beliefs, plans or current expectations of Pactiv Evergreen Inc., taking into account the information currently available to our management. Forward-looking statements are not statements of historical fact. For example, when we use words such as “believe,” “anticipate,” “expect,” “estimate,” “plan,” “intend,” “should,” “would,” “could,” “may,” “might,” “will” or other words that convey uncertainty of future events or outcomes, we are making forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such uncertainties, risks and assumptions include, but are not limited to: future costs of raw materials, energy and freight, including the impact of tariffs, trade sanctions and similar matters; competition in the markets in which we operate; changes in consumer lifestyle, eating habits, nutritional preferences and health-related and environmental and sustainability concerns; failure to maintain satisfactory relationships with our major customers; the impact of a loss of any of our key manufacturing facilities; the uncertain economic, operational and financial impacts of the COVID-19 pandemic; compliance with, and liabilities related to, environmental, health and safety laws, regulations and permits; impact of government regulations and judicial decisions affecting products we produce or the products contained in the products we produce; any non-compliance with the FCPA or other similar laws; our dependence on suppliers of raw materials and any interruption to our supply of raw materials; our ability to realize the benefits of our capital investment, restructuring and other cost savings programs; and seasonality and cyclicality. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above.

Item 9.01.	Financial Statements and Exhibits

	(d)	Exhibits

4.1		Indenture, dated as of October 1, 2020, among the Issuers, the Guarantors party thereto from time to time, Wilmington Trust, National Association, as trustee, paying agent and registrar, and The Bank of New York Mellon, a New York banking corporation, as collateral agent.

10.1		Refinancing Amendment, dated as of October 1, 2020, among the Company, Reynolds Group Holdings Inc., Pactiv LLC, Evergreen Packaging LLC (formerly Evergreen Packaging Inc.), the guarantors party thereto and Credit Suisse, AG Cayman Islands Branch, as administrative agent.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2020

PACTIV EVERGREEN INC.

By:	/s/ Steven Karl
Steven Karl
General Counsel and Secretary